As filed with the United States Securities and Exchange Commission on August 4, 2006

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_________________

ALLIANT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-1380265
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4902 North Biltmore Lane
Madison, Wisconsin	53718-2132
(Address of principal executive offices)	(Zip Code)

Alliant Energy Corporation Amended and Restated 2002 Equity Incentive Plan
(Full title of the plan)

_________________

F.J. Buri	Copy to:
Corporate Secretary	Benjamin F. Garmer, III
Alliant Energy Corporation	Foley & Lardner LLP
4902 North Biltmore Lane	777 East Wisconsin Avenue
Madison, Wisconsin 53718-2132	Milwaukee, Wisconsin 53202
(608) 458-3311	(414) 271-2400
(Name, address and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock,	2,000,000 shares	$36.02(2)	$72,040,000(2)	$7,708.28
$.01 par value
Common Share	2,000,000 rights	(3)	(3)	(3)
Purchase Rights

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Alliant Energy Corporation Amended and Restated 2002 Equity Incentive Plan.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Alliant Energy Corporation Common Stock on the New York Stock Exchange on August 1, 2006.

(3)	The value attributable to the Common Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

        Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus referred to herein also relates to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-88304).

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

        The purpose of this Registration Statement is to register 2,000,000 additional shares of Common Stock, $.01 par value per share, and associated Common Share Purchase Rights, of Alliant Energy Corporation (the “Company”) in connection with the Alliant Energy Corporation Amended and Restated 2002 Equity Incentive Plan.

        Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-88304), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

        The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.	Undertakings.

    (a)        The undersigned Registrant hereby undertakes:

    (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

    (b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 4th day of August, 2006.

ALLIANT ENERGY CORPORATION
By: /s/ William D. Harvey
William D. Harvey
Chairman, President and Chief Executive
Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William D. Harvey	Chairman, President, Chief Executive	August 4, 2006
William D. Harvey	Officer and Director
(Principal Executive Officer)
/s/ Eliot G. Protsch	Senior Executive Vice President and	August 4, 2006
Eliot G. Protsch	Chief Financial Officer
(Principal Financial Officer)
/s/ John E. Kratchmer	Vice President-Controller and Chief	August 4, 2006
John E. Kratchmer	Accounting Officer
(Principal Accounting Officer)
*	Director	August 4, 2006
Michael L. Bennett
*	Director	August 4, 2006
Singleton B. McAllister
*	Director	August 4, 2006
Ann K. Newhall
*	Director	August 4, 2006
Dean C. Oestreich

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Signature	Title	Date

*	Director	August 4, 2006
David A. Perdue
*	Director	August 4, 2006
Judith D. Pyle
*	Director	August 4, 2006
Carol P. Sanders
*	Director	August 4, 2006
Anthony R. Weiler
*By: /s/ William D. Harvey
William D. Harvey
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

(4.1)	Restated Articles of Incorporation of Alliant Energy Corporation, as amended (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8, dated July 26, 2004 (Registration No. 333-117654)).

(4.2)	Alliant Energy Corporation Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement filed on Schedule 14A on April 5, 2006 (File No. 1-9894)).

(4.3)	Form of Nonqualified Stock Option Agreement pursuant to the Alliant Energy Corporation Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended September 30, 2004 (File No. 1-9894)).

(4.4)	Form of Restricted Stock Agreement pursuant to the Alliant Energy Corporation Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended September 30, 2004 (File No. 1-9894)).

(4.5)	Form of Performance Share Grant pursuant to the Alliant Energy Corporation Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended September 30, 2004 (File No. 1-9894)).

(4.6)	Form of Performance Contingent Restricted Stock Agreement pursuant to the Alliant Energy Corporation Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q for the quarter ended September 30, 2004 (File No. 1-9894)).

(4.7)	Rights Agreement, dated as of January 20, 1999, between Alliant Energy Corporation and Wells Fargo Bank Minnesota, N.A., successor (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, dated January 20, 1999 (File No. 1-9894)).

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of Deloitte & Touche LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit (5)).

(24)	Powers of Attorney.

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